Exhibit 10.7.13

ATTN:	Eric Narowski HARRIS INTERACTIVE INC

FAX NO:	001 585 272 0824

FROM:	JPMorgan Chase Bank, N.A.

RE:	Interest Rate Swap Confirmation(REVISION)

YOUR REF:
OUR REF:	6900043624393 / 00115009143

DATE SENT:	11 August 2010

NO OF PAGES:	7 (Including Cover)
URGENT: PLEASE SIGN AND FAX THIS
CONFIRMATION TO (001) 888 803 3606

Interest Rate Swap Transaction(REVISION)
THIS DEAL HAS BEEN AMENDED AND RESTATED DUE TO AMENDMENTS
EFFECTIVE June 17, 2010
The purpose of this letter agreement is to confirm the amendment of the terms and conditions of the Transaction entered into between:
JPMORGAN CHASE BANK, N.A.
(“JPMorgan”)
and
HARRIS INTERACTIVE INC
(the “Counterparty”)
on the Trade Date and identified by the JPMorgan Deal Number specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.
The definitions and provisions contained in the 2006 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 16 August 2007, as amended and supplemented from time to time (the “Agreement”), between JPMORGAN CHASE BANK, N.A. (“JPMorgan”) and HARRIS INTERACTIVE INC (the “Counterparty”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	6900043624393 / 00115009143

Notional Amount:	As set forth in the Notional Amount Schedule hereto

Trade Date:	23 August 2007

Effective Date:	21 September 2007

Termination Date:	30 September 2013 subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Dates:	The last day of each December, March, June and September in each year, from and including 31 December 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.

Fixed Rate:	4.32000 percent

Fixed Rate Day Count Fraction:	Actual/360

Business Days:	New York, London

Floating Amounts:

Floating Rate Payer:	JPMorgan

Floating Rate Payer Payment Dates:	The last day of each December, March, June and September in each year, from and including 31 December 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.

Floating Rate for initial Calculation Period:	5.23750 percent

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	3 Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York, London

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.
MAINTENANCE OF HEDGE
Counterparty hereby agrees that at all times until the termination of this Transaction it shall maintain outstanding obligations in respect of borrowed money in an amount equal to or greater than the Notional Amount.

Notional Amount Schedule:
Effective From:	Notional Amount:
21 September 2007	USD 34,625,000.00
31 March 2010	USD 17,312,500.00
30 June 2010	USD 15,581,250.00
30 September 2010	USD 14,382,692.00
31 December 2010	USD 13,184,135.00
31 March 2011	USD 11,985,577.00
30 June 2011	USD 10,787,019.00
30 September 2011	USD 9,588,462.00
30 December 2011	USD 8,389,904.00
30 March 2012	USD 7,191,346.00
29 June 2012	USD 5,992,788.00
28 September 2012	USD 4,794,231.00
31 December 2012	USD 3,595,673.00
28 March 2013	USD 2,397,115.00
28 June 2013	USD 1,198,558.00

B. ACCOUNT DETAILS
Payments to JPMorgan in USD:
JPMORGAN CHASE BANK, N.A. BIC: CHASUS33XXX A/C No: 099997979 JPMORGAN CHASE BK NATL ASSOC, NEW YORK BIC: CHASUS33XXX

Payments to Counterparty in USD:	As per your standard settlement instructions.

C. OFFICES

JPMorgan:	NEW YORK

Counterparty:	ROCHESTER
D. DOCUMENTS TO BE DELIVERED
Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the incumbency and specimen signature of the person(s) executing this Confirmation, unless such evidence has been previously supplied and remains true and in effect.
E. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):
(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.
(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.
(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 6900043624393 / 00115009143

JPMorgan Chase Bank, N.A.
/s/ Carmine Pilla

Name:	Carmine Pilla

Title:	Executive Director

Accepted and confirmed as of the date first written: HARRIS INTERACTIVE INC
/s/ Eric W. Narowski

Name:	Eric W. Narowski

Title:	Interim Chief Financial Officer

Your reference number:

Client Service Group
All queries regarding confirmations should be sent to:
JPMorgan Chase Bank, N.A.

Contacts
JPMorgan Contact	Telephone Number

Client Service Group	.

Group E-mail address:
Facsimile:	(001) 888 803 3606
Telex:
Cable:
Please quote the JPMorgan deal number(s): 6900043624393 / 00115009143.